UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒ Soliciting Material under §240.14a-12

Blount International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On December 10, 2015, Blount International, Inc. made available a video on its employee intranet. A transcript of the video is set forth below.

JOSH COLLINS:
Hi, I’m Josh.

DAVID WILLMOTT:
And, I’m David.

JOSH COLLINS:
We would like to share with you some important news about the future of our company. Today, we announced that Blount will be acquired by P2 Capital, our second largest shareholder, and American Securities, a respected private equity investment firm. The transaction will provide long-term strategic benefits to Blount, while providing immediate value to all our shareholders.

DAVID WILLMOTT:
P2 is a long-term investor that understands our business. Both American Securities and P2 invest in leading companies in attractive industries that have experienced management and Team Members. We look forward to welcoming them to the Blount team and partnering with them to write the next chapter in our company’s history.

JOSH COLLINS:
I am sure many of you are asking: “Why American Securities and P2” and “What does this mean for me?” There are many reasons they decided to invest in Blount. In short, they believe in our company and our strategy. Like us, they recognize that the public equity market does not fully value our strong brands, excellent market positions, our people, and our P4 culture of continuous improvement. American Securities and P2 plan to invest in our company and work with us to successfully achieve our strategic goals.

After the transaction closes next year, we do not anticipate any fundamental changes to the company, the Senior Leadership Team, or your responsibilities. We will largely operate as we do today – the company will just have different owners.

DAVID WILLMOTT:
This transaction is very positive for the company and will provide numerous benefits. For example, the investors have significant financial resources to invest in our growth, as well as to invest in our manufacturing capabilities, brands, and people.

JOSH COLLINS:
With Blount operating as a private company, the Senior Leadership Team will be able to focus solely on the execution of our strategic plan rather than the quarter-to-quarter focus that is typical with being a publicly traded company.

This means we will have more flexibility to carry out our long-term strategy, which is important as we continue to navigate the macroeconomic challenges facing our industry. Also, we will no longer have the regulatory requirements and expensive compliance costs that come with being a public company.

DAVID WILLMOTT:
Let me give you some details about the transaction. American Securities and P2 will finance the acquisition with a large equity investment, as well as new borrowings. Importantly, the amount of debt the company will have after the transaction is completed will only be slightly more than the amount we have today. All of us on the Senior Leadership Team are very comfortable with the anticipated debt level and believe it is prudent and manageable.

We expect that the transaction will be completed in four to six months, following shareholder approval. During this period, we all need to stay focused on our day-to-day responsibilities and continue to deliver the high-quality products that we are known for. Let’s finish the year with a strong push.

JOSH COLLINS:
We can’t take our eye off the ball. There are many initiatives and projects underway that are fundamental to achieving our strategic goals. It is important to maintain the momentum we have built over the past few years.

This announcement is a testament to all your hard work over the years, as well as the value we deliver to our customers every day. I recognize we will continue to be challenged by market conditions in the near-term, but I believe by partnering with American Securities and P2 and becoming a private company, we will be even stronger when our markets recover.

As we work to complete the transaction, we will provide you with updates along the way. Thank you for being part of the Blount team and for your commitment to our company and to our customers.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS
“Forward looking statements” in this communication, including without limitation statements regarding the proposed transaction, the expected timetable for completing the proposed transaction, Blount’s “outlook,” “expectations,” “beliefs,” “plans,” “indications,” “estimates,” “anticipations,” “guidance” and their variants, as defined by the Private Securities Litigation Reform Act of 1995, are based upon available information and upon assumptions that Blount believes are reasonable; however, these forward looking statements involve certain risks and should not be considered indicative of actual results that Blount may achieve in the future. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, in particular, among other things, the ability to consummate the proposed transaction in the time frame expected by the parties or at all; any conditions imposed on the parties in connection with the consummation of the proposed transactions; the ability to obtain requisite regulatory approvals on the proposed terms and schedule; the ability to obtain Blount shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; and the other factors and financial, operational and legal risks or uncertainties described in Blount’s public filings with the SEC, including the “Risk Factors” and “Forward Looking Statements” sections of Blount’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Blount disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

IMPORTANT ADDITIONAL INFORMATION
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Blount by American Securities LLC and P2 Capital Partners, LLC.  In connection with the proposed acquisition, Blount plans to file relevant materials with the SEC, including Blount’s Proxy Statement in preliminary and definitive form.  Before making any voting decision, Blount shareholders are urged to read all relevant documents filed with the SEC, including Blount's proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction.  Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Blount on the Investor Relations Page of its corporate website at http://www.blount.com, or by directing a request to Blount International, Inc., Investor Relations, 4909 SE International Way, Portland, Oregon 97222.

PARTICIPANTS IN SOLICITATION
Blount and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from Blount shareholders with respect to the proposed transaction.  Information about Blount's directors and executive officers is set forth in Blount's Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2015. Information concerning the interests of Blount's participants in the solicitation, which may, in some cases, be different than those of Blount's shareholders generally, is set forth in the materials filed by Blount with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available. Investors should read such materials carefully before making any voting or investment decision.